Exhibit  2.2


Corporations  Section                                         Gwyn  Shea
P.O.  Box  1397                    The State of               Secretary of State
Austin,  Texas  78711-3697             Texas

                        Office of the Secretary of State

                              CERTIFICATE OF MERTER

    The undersigned, as Secretary of State of Texas, hereby certifies that the attached articles of merger of

                               PANGEA DESIGN, INC
                          Domestic Business Corporation
                           [Filing number: 158044600]

                                      Into

                                Concentrax, Inc.
                      Foreign Business Corporation'NV, USA
                           [Filing Number: 800051738]



have  been  filed  in  this  office  as  of  the  date  of  this  certificate.

Accordingly, the undersigned, as Secretary of State and by the virtue of the authority vested in the secretary by law, hereby issued this certificate of merger.

Dated"  09/18/2002

Effective  09/18/02


The  State  of  Texas
         *                                        /s/  Gwyn  Shea
                                                  Gwyn  Shea
                                                  Secretary  of  State





          Come  visit  us  on  the  internet  at  http://www.sos.state.tx.us/

PHONE  (512)  463-5555                        FAX  (512)  463-5709   TTY7-1-1
Prepared  by  LJones